Exhibit 23 (a)(i) under Form N-1A
                                            Exhibit 3(i) under Item 601/Reg. S-K

                             ARTICLES OF RESTATEMENT

                                       OF

                        LIBERTY EQUITY INCOME FUND, INC.

        Liberty Equity Income Fund, Inc., a Maryland Corporation (the "Corporation", having its principal office in Baltimore, Maryland, hereby certifies to the State Department of Assessments and Taxation that:

FIRST: The  Corporation  desires to restate its Charter as  currently in effect.
       The Charter as restated is as follows:

FIRST: THE NAME OF THE CORPORATION IS LIBERTY EQUITY INCOME FUND, INC.

SECOND: THE PURPOSE FOR WHICH THE CORPORATION IS FORMED IS TO ACT AS AN OPEN-END INVESTMENT COMPANY OF THE MANAGEMENT TYPE REGISTERED AS SUCH WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO THE INVESTMENT COMPANY ACT OF 1940 AND TO EXERCISE AND GENERALLY TO ENJOY ALL OF THE POWERS, RIGHTS AND PRIVILEGES GRANTED TO, OR CONFERRED UPON, CORPORATIONS BY THE GENERAL LAWS OF THE STATE OF MARYLAND NOW OR HEREAFTER IN FORCE.

THIRD: THE POST OFFICE ADDRESS OF THE PRINCIPAL OFFICE AND THE OFFICE OF THE RESIDENT AGENT OF THE CORPORATION IN THE STATE OF MARYLAND IS 32 SOUTH STREET, BALTIMORE, MARYLAND 21202. THE RESIDENT AGENT OF THE CORPORATION IN THE STATE OF MARYLAND IS THE CORPORATION TRUST INCORPORATED, WHICH IS A CORPORATION ORGANIZED AND EXISTING UNDER THE LAWS OF THE STATE OF MARYLAND.

FOURTH: (A) THE CORPORATION IS AUTHORIZED TO ISSUE 2,000,000,000 SHARES OF COMMON STOCK, PAR VALUE $0.001 PER SHARE. THE AGGREGATE PAR VALUE OF ALL SHARES WHICH THE CORPORATION IS AUTHORIZED TO ISSUE IS $2,000,000. SUBJECT TO THE FOLLOWING PARAGRAPH, THE AUTHORIZED SHARES ARE CLASSIFIED AS SEPARATE CLASSES OF COMMON STOCK, WITH 750,000,000 CLASSIFIED INTO EACH OF CLASS A AND CLASS C SHARES, AND 500,000,000 UNCLASSIFIED SHARES.

                      (B) THE BOARD OF DIRECTORS IS AUTHORIZED TO CLASSIFY OR TO RECLASSIFY (I.E., INTO SERIES AND CLASSES OF SERIES), FROM TIME TO TIME, ANY UNISSUED

SHARES OF STOCK OF THE CORPORATION, WHETHER NOW OR HEREAFTER AUTHORIZED, BY SETTING, CHANGING OR ELIMINATING THE PREFERENCES, CONVERSION OR OTHER RIGHTS, VOTING POWERS, RESTRICTIONS, LIMITATIONS AS TO DIVIDENDS, QUALIFICATIONS OR TERMS OR CONDITIONS OF OR RIGHTS TO REQUIRE REDEMPTION OF THE STOCK.

        UNLESS OTHERWISE PROVIDED BY THE BOARD OF DIRECTORS PRIOR TO THE ISSUANCE OF THE STOCK, THE SHARES OF EACH CLASS OR SERIES OF STOCK SHALL BE SUBJECT TO THE FOLLOWING:

 .......(I) THE BOARD OF  DIRECTORS  MAY  REDESIGNATE  A CLASS OR SERIES OF STOCK
     WHETHER OR NOT SHARE OF SUCH  CLASS OR SERIES  ARE ISSUED AND  OUTSTANDING,
     PROVIDED  THAT  SUCH   REDESIGNATION   DOES  NOT  AFFECT  THE  PREFERENCES,
     CONVERSION OR OTHER RIGHTS, VOTING POWERS, RESTRICTIONS, LIMITATIONS AS TO DIVIDENDS, QUALIFICATIONS OR TERMS OR CONDITIONS OF REDEMPTION OF SUCH CLASS OR SERIES OF STOCK.

 .......(II) THE ASSETS ATTRIBUTABLE TO EACH CLASS OR SERIES MAY BE INVESTED IN A
     COMMON INVESTMENT PORTFOLIO. THE ASSETS AND LIABILITIES AND THE INCOME AND EXPENSES OF EACH CLASS OR SERIES OF THE CORPORATION'S STOCK SHALL BE DETERMINED SEPARATELY AND, ACCORDINGLY, THE NET ASSET VALUE OF SHARES OF THE CORPORATION'S STOCK MAY VARY AMONG CLASSES OR SERIES. THE INCOME OR GAIN AND THE EXPENSES OR LIABILITIES OF THE CORPORATION SHALL BE ALLOCATED TO EACH CLASS OR SERIES OF STOCK AS DETERMINED BY OR UNDER THE DIRECTION OF THE BOARD OF DIRECTORS.

 .......(III)  SHARES OF EACH CLASS OR SERIES OF STOCK  SHALL BE ENTITLED TO SUCH
     DIVIDENDS OR DISTRIBUTIONS, IN STOCK OR IN CASH OR BOTH, AS MAY BE DECLARED FROM TIME TO TIME BY THE BOARD OF DIRECTORS WITH RESPECT TO SUCH CLASS OR SERIES. DIVIDENDS OR DISTRIBUTIONS SHALL BE PAID ON SHARES OF A CLASS OR SERIES OF STOCK ONLY OUT OF THE ASSETS BELONGING TO THAT CLASS OR SERIES.

 .......(IV) IN THE EVENT OF THE  LIQUIDATION OR DISSOLUTION OF THE  CORPORATION,
     THE STOCKHOLDERS OF A CLASS OR SERIES OF THE CORPORATION'S STOCK SHALL BE ENTITLED TO RECEIVE, AS A CLASS OR SERIES, OUT OF THE ASSETS OF THE
     CORPORATION   AVAILABLE  FOR  DISTRIBUTION  TO  STOCKHOLDERS,   THE  ASSETS
     BELONGING TO THAT CLASS OR SERIES LESS THE LIABILITIES ALLOCATED TO THAT CLASS OR SERIES. THE ASSETS SO DISTRIBUTABLE TO THE STOCKHOLDERS OF A CLASS OR SERIES SHALL BE DISTRIBUTED AMONG SUCH STOCKHOLDERS IN PROPORTION TO THE NUMBER OF SHARES OF THAT CLASS OR SERIES HELD BY THEM AND RECORDED ON THE BOOKS OF THE CORPORATION. IN THE EVENT THAT THERE ARE ANY ASSETS AVAILABLE FOR DISTRIBUTION THAT ARE NOT ATTRIBUTABLE TO ANY PARTICULAR CLASS OR SERIES OF STOCK, SUCH ASSETS SHALL BE ALLOCATED TO ALL CLASSES AND SERIES IN PROPORTION TO THE NET ASSET VALUE OF THE RESPECTIVE CLASSES OR SERIES.

 .......(V)  ALL  HOLDERS  OF SHARES  OF STOCK  VOTE AS A SINGLE  CLASS OR SERIES
     EXCEPT WITH RESPECT TO ANY MATTER WHICH AFFECTS ONLY ONE OR MORE CLASSES OR SERIES OF STOCK, IN WHICH CASE ONLY THE HOLDERS OF SHARES OF THE CLASSES OR SERIES AFFECTED SHALL BE ENTITLED TO VOTE.

     (C)....THE CORPORATION MAY ISSUE FRACTIONAL  SHARES.  ANY FRACTIONAL SHARES
          SHALL CARRY PROPORTIONATELY ALL THE RIGHTS OF A WHOLE SHARE, EXCEPT ANY RIGHT TO RECEIVE A CERTIFICATE EVIDENCING SUCH FRACTIONAL SHARE, BUT INCLUDING, WITHOUT LIMITATION, THE RIGHT TO VOTE AND THE RIGHT RECEIVE DIVIDENDS.

     FIFTH: (A) THE NUMBER OF DIRECTORS OF THE  CORPORATION  SHALL BE THREE,  OR
          SUCH OTHER NUMBER AS MAY BE FROM TIME TO TIME FIXED IN THE MANNER PROVIDED BY THE BY-LAWS OF THE CORPORATION BUT SHALL NEVER BE LESS THAN THREE (3).

          (B)....THE NAMES OF THE DIRECTORS WHO ARE CURRENTLY IN OFFICE ARE:

                     JOHN F. DONAHUE              EDWARD L. FLAHERTY, JR.
                     JOHN T. CONROY, JR.          PETER E. MADDEN
                     WILLIAM J. COPELAND          GREGOR F. MEYER
                     J. CHRISTOPHER DONAHUE       WESLEY W. POSVAR
                     JAMES E. DOWD                MARJORIE P. SMUTS
                     LAWRENCE D. ELLIS, M.D.

SIXTH: THE BOARD OF DIRECTORS IS EMPOWERED TO AUTHORIZE THE ISSUANCE FROM TIME TO TIME OF SHARES OF THE CORPORATION, WHETHER NOW OR HEREAFTER AUTHORIZED; PROVIDED, HOWEVER, THAT THE CONSIDERATION PER SHARES TO BE RECEIVED BY THE CORPORATION UPON THE ISSUANCE OR SALE OF ANY SHARES SHALL BE THE NET ASSET VALUE PER SHARE DETERMINED IN ACCORDANCE WITH THE REQUIREMENTS OF THE INVESTMENT COMPANY ACT OF 1940 AND THE APPLICABLE RULES AND REGULATIONS OF THE SECURITIES AND EXCHANGE COMMISSION (OR ANY SUCCEEDING GOVERNMENTAL AUTHORITY) AND IN CONFORMITY WITH GENERALLY ACCEPTED ACCOUNTING PRACTICES AND PRINCIPLES.

SEVENTH: (A) TO THE EXTENT THE CORPORATION HAS FUNDS OR PROPERTY LEGALLY AVAILABLE THEREFOR, EACH SHAREHOLDER OF THE CORPORATION SHALL HAVE THE RIGHT AT SUCH TIMES AS MAY BE PERMITTED BY THE CORPORATION, BUT NO LESS FREQUENTLY THAN ONCE A WEEK, TO REQUIRE THE CORPORATION TO REDEEM ALL OR ANY PART OF ITS SHARES AT A REDEMPTION PRICE EQUAL TO THE NET ASSET VALUE PER SHARE NEXT DETERMINED AFTER THE SHARES ARE TENDERED FOR REDEMPTION; SAID DETERMINATION OF THE NET ASSET VALUE PER SHARE TO BE MADE IN ACCORDANCE WITH THE REQUIREMENTS OF THE INVESTMENT COMPANY ACT OF 1940 AND THE APPLICABLE RULES AND REGULATIONS OF THE SECURITIES AND EXCHANGE COMMISSION (OR ANY SUCCEEDING GOVERNMENT AUTHORITY) AND IN CONFORMITY WITH GENERALLY ACCEPTED ACCOUNTING PRACTICES AND PRINCIPLES.

     NOTWITHSTANDING THE FOREGOING, THE CORPORATION MAY POSTPONE PAYMENT OR DEPOSIT OF THE REDEMPTION PRICE AND MAY SUSPEND THE RIGHT OF THE SHAREHOLDERS

TO REQUIRE THE CORPORATION TO REDEEM DURING ANY PERIOD WHEN (I) THE NEW YORK STOCK EXCHANGE IS CLOSED FOR OTHER THAN WEEKENDS AND HOLIDAYS; (II) THE SECURITIES AND EXCHANGE COMMISSION HAS BY ORDER PERMITTED SUCH SUSPENSION; (III) AN EMERGENCY AS DEFINED BY RULES OF THE SECURITIES AND EXCHANGE COMMISSION EXISTS, MAKING DISPOSAL OF PORTFOLIO SECURITIES OR VALUATION OF NET ASSETS OF THE CORPORATION NOT REASONABLY PRACTICABLE; OR (IV) TRADING ON THE NEW YORK STOCK EXCHANGE IS RESTRICTED UNDER THE CONDITIONS SET FORTH IN THE RULES AND REGULATIONS OF THE SECURITIES AND EXCHANGE COMMISSION.

          (B) THE CORPORATION SHALL HAVE THE RIGHT, EXERCISABLE AT THE DISCRETION OF THE BOARD OF DIRECTORS, TO REDEEM SHARES OF ANY SHAREHOLDER FOR THEIR THEN CURRENT NET ASSET VALUE PER SHARE IF AT SUCH TIME THE SHAREHOLDER OWNS SHARES HAVING AN AGGREGATE NET ASSET VALUE OF LESS THAN $1,000.00

          (C) EACH SHARE IS SUBJECT TO REDEMPTION BY THE CORPORATION AT THE REDEMPTION PRICE COMPUTED IN THE MANNER SET FORTH IN SUBPARAGRAPH
               (A) OF ARTICLE SEVENTH OF THIS CHARTER AT ANY TIME IF THE BOARD OF DIRECTORS, IN ITS SOLE DISCRETION, DETERMINES THAT FAILURE TO DO SO MAY RESULT IN THE CORPORATION BEING CLASSIFIED AS A PERSONAL HOLDING COMPANY AS DEFINED IN THE INTERNAL REVENUE CODE.

          (D) TRANSFER OF SHARES WILL BE RECORDED ON THE STOCK TRANSFER RECORDS OF THE CORPORATION AT THE REQUEST OF THE HOLDERS THEREOF AT ANY TIME DURING NORMAL BUSINESS HOURS OF THE CORPORATION UNLESS THE BOARD OF DIRECTORS OF THE CORPORATION DETERMINES, IN ITS SOLE DISCRETION, THAT ALLOWING SUCH TRANSFER MAY RESULT IN THE CORPORATION BEING CLASSIFIED AS A PERSONAL HOLDING COMPANY AS DEFINED IN THE INTERNAL REVENUE CODE.

EIGHTH: THE FOLLOWING PROVISIONS ARE HEREBY ADOPTED FOR THE PURPOSE OF DEFINING,
     LIMITING, AND REGULATING THE POWERS OF THE CORPORATION AND OF THE DIRECTORS AND SHAREHOLDERS:

     (A) NO SHAREHOLDER SHALL HAVE ANY PRE-EMPTIVE OR PREFERENTIAL RIGHT OF SUBSCRIPTION TO ANY SHARES OF ANY CLASS WHETHER NOW OR HEREAFTER AUTHORIZED. THE BOARD OF DIRECTORS MAY ISSUE SHARES WITHOUT OFFERING THE SAME EITHER IN WHOLE OR IN PART TO THE SHAREHOLDERS.

     (B) SHARES MAY BE PURCHASED, HELD AND DISPOSED OF BY THE OFFICERS AND DIRECTORS OF THE CORPORATION, BY PARTNERSHIPS OF WHICH ANY SUCH OFFICER OR DIRECTOR MAY BE A MEMBER AND BY CORPORATIONS OF WHICH ANY OFFICER OR DIRECTOR OF THE CORPORATION MAY BE AN OFFICER OR DIRECTOR. EXCEPT AS ABOVE SET FORTH, OR AUTHORIZED BY THE SECURITIES AND EXCHANGE COMMISSION, THE OFFICERS AND DIRECTORS OF THE CORPORATION AND PARTNERSHIPS OR CORPORATIONS WHICH ARE AFFILIATES OF THE OFFICERS AND DIRECTORS MAY NOT DEAL WITH THE CORPORATION AS PRINCIPALS IN THE PURCHASE OR SALE OF ANY SECURITIES OR OTHER PROPERTY.

     (C) THE CORPORATION MAY ENTER INTO EXCLUSIVE OR NON-EXCLUSIVE UNDERWRITING CONTRACTS OR CONTRACTS FOR THE SALE OF ITS SHARES AND MAY ALSO ENTER INTO CONTRACTS FOR INVESTMENT ADVISORY, MANAGEMENT AND ADMINISTRATIVE SERVICES. THE TERMS AND CONDITIONS, METHODS OF AUTHORIZATION, RENEWAL, AMENDMENT AND TERMINATION OF THE AFORESAID CONTRACTS SHALL BE AS DETERMINED AT THE DISCRETION OF THE BOARD OF DIRECTORS; SUBJECT, HOWEVER, TO THE PROVISIONS OF THE CHARTER OF THE CORPORATION, THE BY-LAWS OF THE CORPORATION, APPLICABLE STATE LAW, AND THE INVESTMENT COMPANY ACT OF 1940 AND THE RULES AND REGULATIONS OF THE SECURITIES AND EXCHANGE COMMISSION.

     (D) EXCEPT AS OTHERWISE PROVIDED BY LAW OR BY THE CHARTER OF THE CORPORATION, NO CONTRACT OR OTHER TRANSACTION BETWEEN THE CORPORATION AND ANY PERSON, PARTNERSHIP OR CORPORATION AND NO ACT OF THE CORPORATION SHALL IN ANY WAY BE AFFECTED OR INVALIDATED BY THE FACT THAT ANY OFFICER OR DIRECTOR OF THE CORPORATION IS PECUNIARILY OR OTHERWISE INTERESTED THEREIN OR IS SUCH PERSON OR A MEMBER, OFFICER OR DIRECTOR OF SUCH PARTNERSHIP OR OTHER CORPORATION, PROVIDED, THAT THE FACT OF SUCH INTEREST SHALL BE KNOWN TO THE BOARD OF DIRECTORS OF THE CORPORATION. SPECIFICALLY, BUT WITHOUT LIMITATION OF THE FOREGOING, THE CORPORATION MAY:

     (I) ENTER INTO A WRITTEN UNDERWRITING CONTRACT, MANAGEMENT CONTRACTS FOR RESEARCH AND ADVISORY SERVICES WITH THE STANDARD FIRE INSURANCE COMPANY OR ITS PARENT, AFFILIATES OR SUBSIDIARIES THEREOF, OR THEIR RESPECTIVE SUCCESSORS, OR OTHERWISE DO BUSINESS WITH SUCH CORPORATION, NOTWITHSTANDING THE FACT THAT ONE OR MORE OF THE DIRECTORS OF THE CORPORATION AND SOME OR ALL OF ITS OFFICERS ARE, HAVE BEEN, OR MAY BECOME DIRECTORS, OFFICERS, EMPLOYEES OR STOCKHOLDERS OF THE STANDARD FIRE INSURANCE COMPANY OR ITS PARENT, AFFILIATES OR SUBSIDIARIES OR SUCCESSORS, AND IN THE ABSENCE OF ACTUAL FRAUD THE CORPORATION MAY DEAL FREELY WITH THE STANDARD FIRE INSURANCE COMPANY OR ITS PARENT, AFFILIATES, SUBSIDIARIES OR SUCCESSORS, AND NEITHER SUCH UNDERWRITING CONTRACT, MANAGEMENT CONTRACT OR CONTRACT FOR RESEARCH OR ADVISORY SERVICES NOR ANY OTHER CONTRACT OR TRANSACTION BETWEEN THE CORPORATION AND THE STANDARD FIRE INSURANCE COMPANY OR ITS PARENT, AFFILIATES, SUBSIDIARIES OR SUCCESSORS SHALL BE INVALIDATED OR IN ANYWAY AFFECTED THEREBY, NOR SHALL ANY DIRECTOR OR OFFICER OF THE CORPORATION BE LIABLE TO THE CORPORATION OR ANY SHAREHOLDER OR CREDITOR OF THE CORPORATION OR TO ANY OTHER PERSON FOR ANY LOSS INCURRED UNDER OR BY REASON OF ANY SUCH CONTRACT OR TRANSACTION. ANYTHING IN THE FOREGOING NOTWITHSTANDING, NO OFFICER OR DIRECTOR OR UNDERWRITER OR INVESTMENT ADVISER OF THE CORPORATION SHALL BE PROTECTED AGAINST ANY LIABILITY TO THE CORPORATION OR TO ITS SECURITY HOLDERS TO WHICH HE WOULD OTHERWISE BE SUBJECT BY REASON OF WILLFUL MISFEASANCE, BAD FAITH, GROSS NEGLIGENCE OR RECKLESS DISREGARD OF THE DUTIES INVOLVED IN THE CONDUCT OF THIS OFFICE;

     (E) NO OFFICER OR DIRECTOR OF THE CORPORATION OR OF ANY INVESTMENT ADVISORY COMPANY OR MANAGEMENT COMPANY, NOR THE CORPORATION ITSELF, NOR SUCH INVESTMENT ADVISORY OR MANAGEMENT COMPANY OR UNDERWRITER OF THE CORPORATION SHALL TAKE LONG OR SHORT POSITIONS IN RESPECT OF ANY SHARES ISSUED BY THE CORPORATION; PROVIDED, HOWEVER, THAT SUCH PROHIBITION SHALL NOT PREVENT:

     (I) ANY UNDERWRITER FROM PURCHASING FROM THE CORPORATION SHARES ISSUED BY THE CORPORATION, PROVIDED THAT ORDERS TO PURCHASE FROM THE CORPORATION ARE ENTERED WITH THE CORPORATION BY SUCH UNDERWRITER EITHER FOR INVESTMENT OR UPON RECEIPT BY IT OF PURCHASE ORDERS FOR SHARES OF THE CORPORATION, AND PROVIDED SUCH PURCHASES ARE NOT IN EXCESS OF PURCHASE ORDERS RECEIVED BY SUCH UNDERWRITER;

     (II) THE CORPORATION OR ANY DISTRIBUTOR OR UNDERWRITER FROM MAINTAINING A MARKET FOR SHARES ISSUED BY THE CORPORATION;

     (III)THE PURCHASE FROM THE CORPORATION OF SHARES BY THE OFFICERS OR DIRECTORS OF THE CORPORATION OR OF ANY INVESTMENT ADVISORY, MANAGEMENT COMPANY OR UNDERWRITER OR DISTRIBUTOR OF THE CORPORATION AT THE PRICES AVAILABLE TO THE PUBLIC OR AS AUTHORIZED BY THE SECURITIES EXCHANGE COMMISSION AT THE MOMENT OF SUCH PURCHASE.

     F. THE CORPORATION SHALL INDEMNIFY ITS OFFICERS, DIRECTORS, EMPLOYEES AND AGENTS AND ANY PERSON WHO SERVES AT THE REQUEST OF THE CORPORATION AS A DIRECTOR, OFFICER, EMPLOYEE OR AGENT OF ANOTHER CORPORATION, PARTNERSHIP, JOINT VENTURE, TRUST OR OTHER ENTERPRISE TO THE EXTENT PERMITTED BY MARYLAND LAW AS AMENDED FROM TIME TO TIME PROVIDED, HOWEVER, THAT NO OFFICER OR DIRECTOR SHALL BE PROTECTED AGAINST ANY LIABILITY TO THE CORPORATION OR ITS SHAREHOLDERS TO WHICH HE WOULD OTHERWISE BE SUBJECT BY REASON OF WILLFUL MISFEASANCE, BAD FAITH, GROSS NEGLIGENCE OR RECKLESS DISREGARD OF THE DUTIES INVOLVED IN THE CONDUCT OF HIS OFFICE. IN ADDITION, THE CORPORATION MAY PURCHASE AND MAINTAIN INSURANCE ON BEHALF OF ANY PERSON WHO IS OR WAS A DIRECTOR, OFFICER, EMPLOYEE OR AGENT OF THE CORPORATION, OR WHO, WHILE A DIRECTOR, OFFICER, EMPLOYEE OR AGENT OF THE CORPORATION, IS OR WAS SERVING AT THE REQUEST OF THE CORPORATION AS A DIRECTOR, OFFICER, PARTNER, TRUSTEE, EMPLOYEE OR AGENT OF ANOTHER FOREIGN OR DOMESTIC CORPORATION, PARTNERSHIP, JOINT VENTURE, TRUST, OTHER ENTERPRISE, OR EMPLOYEE BENEFIT PLAN AGAINST ANY LIABILITY ASSERTED AGAINST AND
          INCURRED BY SUCH PERSON IN ANY SUCH CAPACITY OR ARISING OUT OF SUCH PERSON'S POSITION, WHETHER OR NOT THE CORPORATION WOULD HAVE THE POWER TO INDEMNIFY AGAINST LIABILITY UNDER THE PROVISIONS OF THIS PARAGRAPH.

     G. THE BOARD OF DIRECTORS SHALL, SUBJECT TO THE LAWS OF MARYLAND, HAVE THE POWER TO DETERMINE, FROM TIME TO TIME, WHETHER AND TO WHAT EXTENT AND AT WHAT TIMES AND PLACES AND UNDER WHAT CONDITIONS AND REGULATIONS ANY ACCOUNTS AND BOOKS OF THE CORPORATION, OR ANY OF THEM, SHALL BE OPEN TO THE INSPECTION OF THE SHAREHOLDERS.

     H. NOTWITHSTANDING ANY PROVISION OF LAW REQUIRING A GREATER PROPORTION THAN A MAJORITY OF THE VOTES OF ALL CLASSES OF SHARES ENTITLED TO BE CAST, TO TAKE OR AUTHORIZE ANY ACTION, THE CORPORATION MAY TAKE OR AUTHORIZE ANY SUCH ACTION UPON THE CONCURRENCE OF A MAJORITY OF THE AGGREGATE NUMBER OF THE VOTES ENTITLED TO BE CAST THEREON.

     I. THE CORPORATION RESERVES THE RIGHT FROM TIME TO TIME TO MAKE ANY AMENDMENT OF ITS CHARTER NOW OR HEREAFTER AUTHORIZED BY LAW, INCLUDING ANY AMENDMENT WHICH ALTERS THE CONTRACT RIGHTS, AS EXPRESSLY SET FORTH IN ITS CHARTER, OF ANY OUTSTANDING SHARES, EXCEPT THAT NO ACTION AFFECTING THE VALIDITY OR ASSESSIBILITY OF SUCH SHARES SHALL BE TAKEN WITHOUT THE UNANIMOUS APPROVAL OF THE OUTSTANDING SHARES.

     J. IN ADDITION TO THE POWERS AND AUTHORITY CONFERRED UPON THEM BY THE CHARTER OF THE CORPORATION OR BY-LAWS, THE BOARD OF DIRECTORS MAY EXERCISE ALL SUCH POWERS AND AUTHORITY AND DO ALL SUCH ACTS AND THINGS AS MAY BE EXERCISED OR DONE BY THE CORPORATION, SUBJECT, NEVERTHELESS, TO THE PROVISIONS OF APPLICABLE STATE LAW AND THE CHARTER AND BY-LAWS OF THE CORPORATION.

     K. THE BOARD OF DIRECTORS IS EXPRESSLY AUTHORIZED TO DETERMINE IN ACCORDANCE WITH GENERALLY ACCEPTED ACCOUNTING PRINCIPLES AND PRACTICES WHAT CONSTITUTES NET PROFITS, EARNING, SURPLUS OR NET ASSETS IN EXCESS OF CAPITAL, AND TO DETERMINE WHAT ACCOUNTING PERIODS SHALL BE USED BY THE CORPORATION FOR ANY PURPOSE, WHETHER ANNUAL OR ANY OTHER PERIOD, INCLUDING DAILY; TO SET APART OUT OF ANY FUNDS OF THE CORPORATION SUCH RESERVES FOR SUCH PURPOSES AS IT SHALL DETERMINE AND TO ABOLISH THE SAME; TO DECLARE AND PAY DIVIDENDS AND DISTRIBUTIONS IN CASH, SECURITIES OR OTHER PROPERTY FROM SURPLUS OR ANY FUNDS LEGALLY AVAILABLE THEREFOR, AT SUCH INTERVALS (WHICH MAY BE AS FREQUENTLY AS DAILY) OR ON SUCH OTHER PERIODIC BASIS, AS IT SHALL DETERMINE; TO DECLARE SUCH DIVIDENDS OR DISTRIBUTIONS BY MEANS OF A FORMULA OR OTHER METHOD OF DETERMINATION, AT MEETING HELD LESS FREQUENTLY THAN THE FREQUENCY OF THE EFFECTIVENESS OF SUCH DECLARATIONS; TO ESTABLISH PAYMENT DATES FOR DIVIDENDS OR ANY OTHER DISTRIBUTIONS ON ANY BASIS, INCLUDING DATES OCCURRING LESS FREQUENTLY THAN THE EFFECTIVENESS OF DECLARATIONS THEREOF; AND TO PROVIDE FOR THE PAYMENT OF DECLARED DIVIDENDS ON A DATE EARLIER OR LATER THAN THE SPECIFIED PAYMENT DATE IN THE CASE OF SHAREHOLDERS REDEEMING THEIR ENTIRE OWNERSHIP OF SHARES.

NINTH:  THE DURATION OF THE CORPORATION SHALL BE PERPETUAL.

        SECOND:The restatement of the Charter was approved by a majority of the entire Board of Directors.

        THIRD: The provisions set forth in these Articles of Restatement are all the provisions of the Charter currently in effect. The current address of the principal office of the Corporation, the name and address of the Corporation's current resident agent and the number of directors of the Corporation and the names of those currently in office are as stated above.

        FOURTH:The Charter is not amended by these Articles of Restatement.

        IN WITNESS WHEREOF, Liberty Equity Income Fund, Inc. has caused these Articles of Restatement to be signed in its name and on its behalf by its President and attested by its Assistant Secretary on April 30, 1993. The undersigned President acknowledges these Articles of Restatement to be the corporate act of the Corporation and states to the best of his knowledge, information and belief that the matters and facts set forth herein with respect to authorization and approval are true in all material respects and that this statement is made under the penalties of perjury.

WITNESS:                            LIBERTY EQUITY INCOME FUND, INC.

/S/ CHARLES H. FIELD                By:  /S/ RICHARD B. FISHER